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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 26, 2001
Date of Report
(Date of earliest event reported)

CORILLIAN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Oregon (State or Other Jurisdiction of Incorporation)	0-29291 (Commission File No.)	91-1795219 (IRS Employer Identification No.)

3400 NW John Olsen Place, Hillsboro, OR 97124
(Address of principal executive offices, including Zip Code)

(503) 629-3300
(Registrant's telephone number, including area code)

Item 5. Other Events

    On July 26, 2001, Corillian Corporation issued a press release announcing its financial results for its second fiscal quarter of 2001 and providing a business outlook for the remainder of fiscal 2001. The press release is attached as Exhibit 99.1 to this Form 8-K.

    The press release contains forward-looking statements regarding Corillian's business outlook for the remainder of fiscal 2001. These forward-looking statements involve risks and uncertainties, and actual results may be materially different. Factors that could cause actual results to differ include the following:

  •
  Corillian's solutions may not continue to gain market acceptance, which would reduce the size of Corillian's potential market;

  •
  Corillian may be forced to reduce its prices to win new customers or fail to win new customers at all;

  •
  Corillian may not continue to recognize an increased mix of license and maintenance revenues, which would reduce its gross margins;

  •
  Corillian may not continue to see improvements in the utilization of its professional services personnel, which would reduce its gross margins;

  •
  Corillian may encounter significant problems or delays in installing its software at its existing customers, which could cause revenue from these customers to be deferred to later periods and cause Corillian to incur greater costs in installing its software;

  •
  Corillian may not be successful in managing the capital and human resources necessary for the development of its international operations;

  •
  Third-party customers of Corillian Services may terminate their contracts with Corillian Services, which would negatively impact Corillian's revenue for the remainder of fiscal 2001 and for fiscal 2002; and

  •
  Financial institutions may not continue to demand Internet banking solutions or be affected by adverse government regulations or market conditions, which would reduce demand for Corillian's products and services.

Other risks include those stated in Corillian's reports and other documents filed from time to time with the Securities and Exchange Commission including its report on Form 10-Q for the quarter ended March 31, 2001.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits

  99.1
  Corillian Corporation Press Release issued July 26, 2001

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORILLIAN CORPORATION
Dated: July 26, 2001	By	/s/ STEVEN SIPOWICZ Steven Sipowicz Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Corillian Corporation Press Release issued July 26, 2001

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SIGNATURE
EXHIBIT INDEX